NORTHROP GRUMMAN CORPORATION

      NON-EMPLOYEE DIRECTORS EQUITY PARTICIPATION PLAN



                   Effective March 1, 1998



                      TABLE OF CONTENTS

ARTICLE 1-Introduction                                     1

     Section 1.01. Purpose                                 1
     Section 1.02. Effective Date                          1
ARTICLE 2-Definitions                                      2

     Section 2.01. Accruals                                2
     Section 2.02. Annual Accrual                          2
     Section 2.03. Annual Retainer Fee                     2
     Section 2.04. Board                                   2
     Section 2.05. Change in Control                       2
     Section 2.06. Common Stock                            2
     Section 2.07. Company                                 2
     Section 2.08. Conversion Date                         2
     Section 2.09. Debilitating Illness                    3
     Section 2.10. Director                                3
     Section 2.11. Dividend Equivalent                     3
     Section 2.12. Electing Outside Director               3
     Section 2.13. Equity Participation Account            3
     Section 2.14. Fair Market Value Of The Common
       Stock                                               3
     Section 2.15. Outside Director                        4
     Section 2.16. Participant                             4
     Section 2.17. Plan                                    4
     Section 2.18. Retired Outside Director                5
     Section 2.19. Retirement Plan                         5
     Section 2.20. Special Accrual                         5
     Section 2.21. Surviving Spouse                        5
     Section 2.22. Total Disability                        5
     Section 2.23. Unit                                    5
     Section 2.24. Year Of Service                         6
ARTICLE 3-Participation                                    7

     Section 3.01. In General                              7
ARTICLE 4-Entitlement To Benefits                          8

     Section 4.01. Normal Benefit                          8
     Section 4.02. Partial Benefit                         8
     Section 4.03. Change in Control Benefit               8
     Section 4.04. Better-Of Benefit                       9
     Section 4.05. Surviving Spouse Benefit                9
     Section 4.06. Other Participants                      9


ARTICLE 5-Amount Of Benefit                               10

     Section 5.01. Normal Benefit Amount                  10
     Section 5.02. Partial Benefit Amount                 10
     Section 5.03. Change in Control Benefit Amount       10
     Section 5.04. Better-Of Benefit Amount               10
ARTICLE 6-Accounts                                        12

     Section 6.01. Equity Participation Accounts          12
     Section 6.02. Annual Accruals                        12
     Section 6.03. Special Accruals                       13
     Section 6.04. Conversion Of Accruals Into Units      13
     Section 6.05. Dividend Equivalents                   14
     Section 6.06. Change in the Common Stock             14
ARTICLE 7-Distributions                                   15

     Section 7.01. In General                             15
     Section 7.02. Amount of Installments                 15
     Section 7.03. Conversion of Units into Dollars       16
     Section 7.04. T-Bond Election                        16
     Section 7.05. Payment to a Trust                     18
ARTICLE 8-Miscellaneous Provisions                        19

     Section 8.01. Amendment And Termination              19
     Section 8.02. Plan Unfunded                          19
     Section 8.03. No Assignments                         19
     Section 8.04. No Double Payment                      20
     Section 8.05. No Other Rights                        20
     Section 8.06. Successors of the Company              21
     Section 8.07. Law Governing                          21
     Section 8.08. Actions By Company                     21
     Section 8.09. Plan Representatives                   21
ARTICLE 5-Change In Control Benefits                      22

     Section A.01. In General                             22
     Section A.02. Change In Control                      22
     Section A.03. Override by Board                      24
     Section A.04. February, 1998 Vote                    24
     Section A.05. Vesting at Change in Control           25
     Section A.06. Limitation on Amendment Authority      25

                          ARTICLE 1

                        Introduction

     Section 1.01. Purpose. The purposes of the Plan are to

enable the Company to attract and retain outstanding

individuals to serve as non-employee directors of the

Company, and to further align the interests of non-employee

directors with the interests of the other shareholders of

the Company by making the amount of the compensation of non-

employee directors dependent in part on the value and

appreciation over time of the Common Stock of the Company.

     Section 1.02. Effective Date. This restatement of the

Plan is effective as of March 1, 1998. The Plan was

originally effective March 19, 1997.

                          ARTICLE 2

                         Definitions

     The following terms when used and capitalized in the

Plan will have the following meanings:

     Section 2.01. Accrual. Any dollar amounts credited to

the Equity Participation Account, including any Special

Accrual, Annual Accruals, Additional Accruals and Dividend

Equivalents.

     Section 2.02. Additional Accrual. This is defined in

Section 6.02.

     Section 2.03. Annual Accrual. This is defined in

Section 6.02.

     Section 2.04. Annual Retainer Fee. That fixed amount

paid to Directors exclusive of travel expenses, meeting

fees, committee fees, or any other similar remuneration.

     Section 2.05. Board. The Board of Directors of the

Company.

     Section 2.06. Change in Control. This is defined in

Sections A.02-A.04.

     Section 2.07. Common Stock. The Common Stock of the

Company.

     Section 2.08. Company. Northrop Grumman Corporation.

     Section 2.09. Conversion Date. The date the Outside

Director's service as a member of the Board terminates for

any reason, including death.



                              2





Section 2.10. Debilitating Illness. Any physical or mental

condition which renders an individual unable to carry on the normal duties of his or her active business career.

     Section 2.11. Director. A member of the Board.

     Section 2.12. Dividend Equivalent. An amount equal to

the cash dividend per share which is payable on any dividend payment date for the Common Stock.

     Section 2.13. Electing Outside Director. An Outside

Director participating in the Retirement Plan who, at the

inception of this Plan, elected to terminate participation

in the Retirement Plan and to participate in this Plan

instead.

     Section 2.14. Equity Participation Account. An unfunded

bookkeeping account maintained by the Company for a

Participant to which amounts are credited under the Plan.

     Section 2.15. Fair Market Value Of The Common Stock.

This is determined as follows:

     (a)  for relevant Accruals and Conversion Dates that occur on or before February 18, 1998, the closing price of a share of

Common Stock as reported on the composite tape for

securities listed on the New York Stock Exchange (the

"Exchange") for the date in question. If no sales of Common

Stock were made on the Exchange on that date, the closing

price of a share of Common Stock as reported on said

composite tape for the preceding day on which sales of

Common Stock were made on the Exchange shall be substituted;

and



                              3



     (b) for relevant Accruals and Conversion Dates that

occur after February 18, 1998, the average of the daily

closing prices of a share of Common Stock as reported on the composite tape for securities listed on the Exchange for the

20 trading days (counting as trading days only days on which sales of Common Stock are reported) ending with the date in

question.

     Section 2.16. Outside Director. A Director who is not a

common law employee of the Company.

     Section 2.17. Participant. Each current or former

Outside Director eligible for benefits under the Plan who

has not yet received a complete distribution of his or her

benefits under the Plan, other than a former Outside

Director who terminated service with the Board without any

entitlement to benefits under Sections 4.01-4.03.

     Section 2.18. Plan. The Northrop Grumman Corporation

Non-Employee Directors Equity Participation Plan.



                              4



     Section 2.19. Retired Outside Director. An Outside

Director whose service as a member of the Board for any

reason has terminated and who is entitled to receive a

distribution.

     Section 2.20. Retirement Plan. The Northrop Grumman

Corporation Board of Directors Retirement Plan.

     Section 2.21. Special Accrual. This is defined in

Section 6.03.

     Section 2.22. Surviving Spouse. A person who:

     (a)was legally married to the Participant for at least

        one year prior to the date the Participant ceases

        to serve on the Board (including death while

        serving on the Board), and

     (b)outlives the deceased Participant by at least 30

        calendar days,

to the extent he or she is not prevented from receiving

benefits under the Plan by a court order or property

settlement at the time payments would otherwise be due.

     Section 2.23. Total Disability. Total disability as

defined in the Northrop Grumman Long-Term Disability

Insurance Plan.

     Section 2.24. Unit. An equivalent to a share of Common

Stock, which is the denomination into which all dollar

Accruals to any Equity Participation Account are to be

converted.

     Section 2.25. Year Of Service. A 12-consecutive-month

period of service as an Outside Director.



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                          ARTICLE 3

                        Participation

     Section 3.01. In General. A Director is eligible to

participate in the Plan if he or she:

     (a) becomes an Outside Director after March 19, 1997,

or

     (b) is an Electing Outside Director.



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                          ARTICLE 4

                   Entitlement To Benefits

     Section 4.01. Normal Benefit. Each Participant who

terminates service on the Board will be entitled to receive

a benefit under Section 5.01 if he or she satisfies (a) or

(b):

     (a) He or she completes at least three consecutive

Years of Service.

     (b) He or she retires from the Board as a result of

Total Disability or a Debilitating Illness.

     Section 4.02. Partial Benefit. A Participant will be

entitled to receive a partial benefit under Section 5.02 if:

     (a) he or she terminates service on the Board prior to

completing three consecutive Years of Service, and

     (b) his or her termination occurs because he or she

will have attained age 70 prior to the Annual Meeting of

Shareholders.

     Section 4.03. Change in Control Benefit. A Participant

who is not entitled to benefits under Section 4.01 will be

entitled to receive a Change in Control benefit under

Section 5.03 if the conditions described in Appendix A are

met.



                              7

     Section 4.04. Better-Of Benefit. A Participant entitled

to a benefit under Sections 4.01-4.03 will be entitled to

"better-of" benefits under Section 5.04 if he or she:

     (a) was a Participant in the Plan and a current Outside

Director as of March 1, 1998, and

     (b) terminates service on account of death,

Debilitating Illness or Total Disability.

     Section 4.05. Surviving Spouse Benefit. Upon a

Participant's death, his or her Surviving Spouse, if any,

will be eligible to receive the remainder of the payments

due the Participant. If there is no Surviving Spouse, all

payments will cease.

     Section 4.06. Other Participants. No benefits will be

paid with respect to a Participant who terminates service

with the Board unless the eligibility conditions of Section

4.01, 4.02 or 4.03 are satisfied.



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                          ARTICLE 5

                      Amount Of Benefit

     Section 5.01. Normal Benefit Amount. The normal benefit

amount is the full balance of the Participant's Equity

Participation Account.

     Section 5.02. Partial Benefit Amount. The partial

benefit amount is the Participant's Equity Participation

Account multiplied by a fraction.

     (a) The numerator of the fraction is the number of the

Participant's completed consecutive Years of Service and the denominator is three.

     (b) For purposes of (a), completed Years of Service

include completed months of service (rounded up to the

nearest month) expressed as a fraction of a year to the

nearest quarter.

     Section 5.03. Change in Control Benefit Amount. The

Change in Control benefit is equal to the full balance of

the Participant's Equity Participation Account.

     Section 5.04. Better-Of Benefit Amount. A Participant

entitled to "better-of" benefits will have his or her

benefits determined under this Section if that would result

in greater benefits than those provided under Sections 5.01-

5.03, as applicable.



                              9



     (a) The benefit under this Section equals the benefit

the Participant would receive (if any) if he or she were a

participant under the Retirement Plan.

     (b) If a Participant would not be entitled to any

benefit under the Retirement Plan (e.g., because he or she

failed to meet the five years of service requirement), this

Section will not provide any alternative benefits.

     (c) The Retirement Plan benefit will be considered

greater for purposes of this Section if the present value of the projected Retirement Plan benefit is greater than the

Participant's balance in his or her Equity Participation

Account at the Conversion Date.

     (d) For purposes of determining the present value of

the Retirement Plan benefit, the following assumptions will

be used:

          (1) An interest rate assumption of 6.5% will be

used.

          (2) No mortality factor will be applied. The

Participant will be assumed to get all payments before

dying.

          (3) The Annual Retainer Fee used by the Retirement

Plan will be assumed to remain constant for all future

years.



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                          ARTICLE 6

                          Accounts

     Section 6.01. Equity Participation Accounts. An Equity

Participation Account will be maintained for each

Participant having an amount to his or her credit under the

Plan. The account will keep track of Accruals and payments

for a Participant's benefit.

     Section 6.02. Annual Accruals. On each March 19, the

Company will credit an amount equal to 50% of the Annual

Retainer Fee in effect on that date (an "Annual Accrual") to the Equity Participation Account of each Participant who

provided a full Year of Service in the immediately preceding

12-month period.

     (a) On each March 19 (starting in 2001), the Company

also will credit an amount equal to 5% of the Annual

Retainer Fee in effect on that date (an "Additional

Accrual") to the Equity Participation Account of each

Participant who provided a full Year of Service in the

immediately preceding 12-month period, if the following two

conditions are met:

(1)  an amount was appropriated for payment of awards with

  respect to the preceding calendar year pursuant to the

  Company's Incentive Compensation Plan, and



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(2) the Company attained the pre-established financial and

non-financial measures set by the Compensation and

Management Development Committee for payment of awards

pursuant to such Incentive Compensation Plan with respect to that preceding year.

     (b) No accrual will be made for any Outside Director

who has provided at least ten consecutive Years of Service.

     (c) Participants who have provided less than a full

Year of Service for the immediately preceding 12-month

period will receive a pro rated portion of the normal Annual

Accrual and any Additional Accrual based on their months of

service for the period (rounded up to the nearest month)

divided by 12.

     Section 6.03. Special Accruals. As of March 19, 1997,

the Company credited to the Equity Participation Account of

each Electing Outside Director a special, one-time credit (a

"Special Accrual"). The dollar amount of the Special Accrual was equal to the present value (calculated at a 6.5%

discount rate) of the accrued benefits of an Electing

Outside Director under the Retirement Plan.



                             13



     Section 6.04. Conversion Of Accruals Into Units. Each

Accrual will be converted into Units by dividing the dollar

amount of the Accrual by the Fair Market Value of the Common

Stock on the day the Accrual is made. Units will be

calculated and recorded in Equity Participation Accounts

rounded to the third decimal place.

     Section 6.05. Dividend Equivalents. On each date on

which cash dividends are paid on shares of the Common Stock,

Equity Participation Accounts will be credited with one

Dividend Equivalent for each Unit credited to such Account.

     (a) Each fraction of a Unit will be credited with a

like fraction of a Dividend Equivalent on such date.

     (b) Dividend Equivalents credited to each Equity

Participation Account will be converted into Units by

dividing the dollar amount of the Dividend Equivalent by the

Fair Market Value of the Common Stock on the date the

Dividend Equivalent is accrued.

     Section 6.06. Change in the Common Stock. In the event

of any stock dividend, stock split, recapitalization,

distribution of property, merger, split-up, spin-off, or

other change affecting or distribution with respect to the

Common Stock of the Company (other than cash dividends), the

Units in each Account will be adjusted in the same manner

and proportion as the change to the Common Stock.



                             14





                          ARTICLE 7

                        Distributions

     Section 7.01. In General.

     (a) All distributions of Equity Participation Accounts

to Participants will be made in cash.

     (b) The Equity Participation Account of each Retired

Outside Director will be paid in a number of annual

installments equal to the number of full Years of Service

for which benefits have been accrued (not to exceed ten),

subject to (d).

     (c) Payments will commence on the 20th business day

following the Conversion Date for such Equity Participation

Account, and then on each anniversary of the Conversion

Date.

     (d) All payments will cease no later than:

          (1) upon the death of the Surviving Spouse, or

          (2) if there is no Surviving Spouse, upon the

death of the Participant.

     Section 7.02. Amount of Installments. Each installment

will be in an amount equal to the total dollar value of the

Equity Participation Account as of the Conversion Date or

the applicable anniversary date of the Conversion Date to

which the payment relates divided by the number of

installments remaining to be paid.



                             15



     Section 7.03. Conversion of Units into Dollars. The

total dollar value of the Equity Participation Account will

be determined by multiplying the number of Units then in the account by the Fair Market Value of the Common Stock on the

Conversion Date or any applicable anniversary. The number of

Units in the account will be reduced by the Unit equivalent

of each payment.

     Section 7.04. T-Bond Election: If a Participant makes

an election under this section, the amount of each payment

will be determined under this section rather than under

Section 7.03. The timing and number of payments will still

be determined under Section 7.01.

     (a) Account Balance: If a Participant makes an election

under this section, his or her Equity Participation Account

will be converted to a deemed principal amount at the

Conversion Date which will earn deemed interest on the

remaining balance. The Account will be increased for deemed

interest and reduced for payments made. The Account will no

longer be based on the value of the Common Stock.

     (b)  Initial Principal Amount: The initial principal amount for any Participant will be determined on the Conversion Date by multiplying the number of Units in the Participant's Equity Participation Account by the

Fair Market Value of the Common Stock on the Conversion Date.



                             16



     (c) Initial Payment: The initial payment will be equal

to the Initial Principal Amount divided by the total number

of installments to be paid.

     (d) Later Payments: Each annual installment after the

Initial Payment will be equal to the remaining Account

balance at the applicable anniversary of the Conversion Date divided by the number of remaining installments.

     (e) Interest Credits: Interest will be credited on the

amount remaining after the Initial Payment and future

account balances at the rate specified in (f), compounded

daily.

     (f) T-Bond Rate: The interest rate will be equal to the

average interest rate on 10-year U.S. Treasury bonds for the

52 weeks ending immediately prior to the applicable

anniversary of the Conversion Date.

     (g) Elections: An election under this subsection may be

made only by delivering a written election of this T-Bond

option to the Secretary of Northrop Grumman Corporation (or

its successor), on a form specified by the Secretary:

          (1)  no later than March 1, 1998, in the case of

Participants who were Outside Directors as of February 18, 1998, or



                             17

          (2) no later than 30 days after becoming an

Outside Director with respect to Participants who become

Outside Directors after March 1, 1998.

After the relevant date in (1) or (2), an election (or

failure to make an election) under this Section will become

irrevocable.

     Section 7.05. Payment to a Trust. The Participant may

elect that payments under this Article be made to a trust.

Any payments due will be made to the trust as long as the

election by the Participant remains in effect.



                             18



                          ARTICLE 8

                  Miscellaneous Provisions

     Section 8.01. Amendment And Termination. The Board may

at any time, or from time to time, amend or terminate the

Plan.

     (a) No such amendment or termination may reduce Plan

benefits which accrued prior to the amendment or termination without the prior written consent of each person entitled to receive benefits under the Plan who is adversely affected by such action.

     (b) The amendment and termination power of this Section

is also subject to the provisions of Section A.06.

     Section 8.02. Plan Unfunded. The Plan is unfunded.

Benefits under the Plan represent only a general contractual conditional obligation of the Company to pay in accordance

with the provisions of the Plan.

     Section 8.03. No Assignments. All payments under the

Plan will be made only to the Participant, to his or her

Surviving Spouse, or to any trust designated by the

Participant under Section 7.05. The right to receive

payments under the Plan may not otherwise be assigned or

transferred by, and is not subject to the claims of

creditors of, any Participant or his or her Surviving

Spouse.



                             19



     Section 8.04. No Double Payment. This Section applies

if, despite the prior Section, with respect to any

Participant (or his or her Surviving Spouse), the Company is

required to make payments under this Plan to a person or

entity other than the proper payees described in the Plan.

In such a case, any amounts due the Participant (or his or

her Surviving Spouse) under this Plan will be reduced by the actuarial value of the payments required to be made to such

other person or entity.

     (a) Actuarial value will be determined using the

following actuarial assumptions specified by Treas. Reg.

1.417(e)-1(d)(2)-(4) (or any successor regulation).  The

stability period will be one calendar month and the lookback month will be the second calendar month preceding the

stability period.

     (b) In dividing a Participant's benefit between the

Participant and another person or entity, consistent

actuarial assumptions and methodologies will be used so that there is no increased cost to the Company on an actuarial

basis.

     Section 8.05. No Other Rights. Neither the

establishment of the Plan, nor any action taken under it,

will in any way obligate the Company to nominate an Outside

Director for re-election or continue to retain an



                             20



Outside Director on the Board or confer upon any Outside

Director any other rights with respect to the Company.

     Section 8.06. Successors of the Company. The Plan will

be binding upon any successor to the Company, whether by

merger, acquisition, consolidation or otherwise.

     Section 8.07. Law Governing. The Plan will be governed

by the laws of the State of California.

     Section 8.08. Actions By Company. Any powers

exercisable by the Company under the Plan will be utilized

by written resolution adopted by the Board or its delegate.

The Board may by written resolution delegate any of the

Company's powers under the Plan and any such delegations may provide for subdelegations, also by written resolution.

     Section 8.09. Plan Representatives. Those authorized to

act as Plan representatives will be designated in writing by the Board or its delegate.



                             21



                         APPENDIX A

                 Change In Control Benefits

     Section A.01. In General. This Appendix provides for

accelerated vesting of benefits in the event of a Change of

Control.

     Section A.02. Change In Control. Except as provided in

Sections A.03 and A.04, a Change in Control occurs under any of the following circumstances:

     (a) Any "person" as such term is used in Sections

13(d)(3) and 14(d)(2) of the Securities Exchange Act of

1934, as amended ("Exchange Act") or any successor

provisions, other than a trustee or other fiduciary holding

securities under any other employee benefit plan of the

Company or an Affiliate, becomes the "beneficial owner" (as

defined in Rule 13d-3 under the Exchange Act or any

successor provisions), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding

securities (unless the event causing the fifteen percent

(15%) threshold to be crossed is an acquisition of

securities directly from the Company).

     (c)  During any period of two consecutive years, "Continuing

Directors", as described in (2), cease for any reason to constitute at least a majority of the Board.



                             22

          (1) The period of two consecutive years does not

include any period prior to the adoption of this Plan on

March 19, 1997.

          (2) The term "Continuing Directors", for purposes

of this Appendix, means:

               (A) individuals who at the beginning of the

two-consecutive-year period constitute the Board, and

               (B) any new director whose nomination by the

Board or election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the

two-consecutive-year period or whose election or nomination

for election was previously so approved. This clause (B)

does not include a director designated by a person who has

entered into an agreement with the Company to effect a

transaction described in (a) or (c) of this Section.

     (c)  The shareholders of the Company approve a merger or

consolidation of the Company with any other corporation, but only if the transaction closes or is otherwise effectuated.

This subsection (c) does not cover a merger or consolidation which would result in the voting securities of the Company

outstanding immediately prior thereto continuing to

represent (either by remaining outstanding or by being

converted into

                             23



voting securities of the surviving entity) at least 80% of

the combined voting power of the voting securities of the

Company or such surviving entity outstanding immediately

after such merger or consolidation.

     (d) The shareholders of the Company approve a plan of

complete liquidation of the Company or an agreement for the

sale or disposition of the Company or all or substantially

all of the Company's assets, but only if the transaction

closes or is otherwise effectuated.

     Section A.03. Override by Board. Transactions described

in the previous Section do not constitute Changes in Control if, immediately prior to the change in ownership, merger,

consolidation, sale or other disposition, liquidation or

change in the Board, the Board shall pass a resolution

approved by a vote of the majority of the Continuing

Directors to the effect that it has determined that such

transaction does not constitute a Change in Control within

the intention of this definition. In addition, if a Change

in Control has occurred, no subsequent event shall result in another Change in Control.

     Section A.04. February, 1998 Vote. No Change in Control

will be deemed to have occurred by virtue of the vote of

shareholders on February 26, 1998 to merge with Lockheed

Martin Corporation unless and until that merger closes.



                             24



     Section A.05. Vesting at Change in Control. Any

Participant serving as an Outside Director at the time of a

Change in Control will immediately become entitled to Change in Control benefits under Section 5.03. Actual payment of

benefits will not commence until termination of his or her

service in accordance with Section 7.01.

     Section A.06. Limitation on Amendment Authority. The

Plan may not be amended, terminated, or otherwise modified

or interpreted to eliminate, reduce or defer Change in

Control benefits with respect to the circumstances described in Section A.02(c) or (d), between the date of the

shareholder vote and the closing or other effectuation of

the transaction. This Section is not intended to reduce the

Board's authority under Section A.03.





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